                                                                    EXHIBIT 10.2


                       TERREMARK SYSTEM LICENSE AGREEMENT


This License Agreement (the "Agreement") is made and entered into as of this 13 day of June 2002 by and between TERREMARK WORLDWIDE, INC., a Delaware corporation ("Licensor"), having offices at 2601 So. Bayshore Drive, Miami, FL 33133 and NAP DE LAS AMERICAS - MADRID, S.A., a Spanish limited liability company having offices at Camara Oficial de Comercio e Industria de Madrid, Plaza de la Independencia, n(0)1 Madrid, Spain (the "Licensee"). Licensor and Licensee are each individually referred to herein as a "Party" and are collectively referred to as the "Parties".

WHEREAS, Licensor and its Affiliates (defined below) have developed and continue to develop methods of operating carrier-neutral Tier-1 Network Access Points ("Tier-1 NAPs") that feature a distinctive facility format and utilize distinctive uniform business formats, signs, equipment, layouts, systems, Know-how (defined below), methods, procedures, inventory specifications, training, maintenance, refurbishment, remodeling and refit procedures, designs and marketing and advertising standards and formats, all of which Licensor may modify from time to time (the "Terremark System"); and

WHEREAS, Licensor and its Affiliates operate and grant to certain qualified persons or entities, the right to develop and use the Terremark System; and

WHEREAS, Licensee was formed for the purpose of developing, owning and operating carrier-neutral Tier-1 NAPs in the Territory using the Terremark System (the "Business"); and

WHEREAS, Licensor wishes to license to Licensee the exclusive use of the Terremark System in the Territory;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Parties agree as follows:

1. LICENSE OF INTELLECTUAL PROPERTY

1.1 GRANT OF RIGHTS. In exchange for the consideration set forth in paragraph
1.2 and the Stockholder's Agreement among Licensor, Licensee, and Licensee's Stockholders on 31 May, 2002 (the "Stockholders Agreement"), Licensor grants to Licensee, and Licensee accepts, a nontransferable, royalty-free, fully-paid and exclusive right and license to use, copy and exploit all the intellectual property, Know-how, Licensor's Confidential Information (as defined below), Copyrighted Works and Marks comprising the Terremark System, including without limitation, all trade secrets, know-how, show-how, methodologies and processes set forth on Schedule A hereto (collectively, the "Intellectual Property") in connection with operating the Business in the Territory during the Term (the "License").

         (i) The term "Know-how" means a package of non-patented practical information resulting from experience and testing by Licensor that is secret, substantial and identified and forms part of the Terremark System. For these purposes "secret" means that the know-how as a body or in its precise configuration is not easily accessible and "substantial" means that the know-how includes information that is important and useful to Licensee in developing and operating Tier-1 NAPs in Spain.

         (ii) The term "Marks" mean the trademarks, service marks and other commercial symbols which Licensor authorizes its licensees to use from time to time to identify the products and services offered used in connection with the Terremark System, whether by TerreNAP Data Center or otherwise, including the marks "NAP of the Americas," "NAP de Las Americas" and "TerreNAP" and the Know-how.

         (iii) The term "Copyrighted Works" means certain copyrighted or copyrightable works that are created by or for Licensor (including, without limitation, the Methods and Procedures Manuals, Basis of Design Drawings and Specifications) and which Licensor licenses to Licensee from time to time for use in the operation of the Business in the Territory.



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         (iv)     The term "Affiliate" shall mean any person or entity that (a)
                  directly or indirectly owns or controls, (b) is directly or indirectly owned or controlled by, or (c) is under common control with Licensor or Licensee, as applicable. For purposes of this definition, "control" means holding a majority of the equity or otherwise having the power to direct or cause the direction of the management and policies of an entity.

         (v) The term "Territory" shall mean the country of Spain as its borders and possessions are constituted on the date hereof.

         (vi) No change in the ownership or control of Licensee contemplated by the Stockholders Agreement shall be deemed to violate the provisions of this Agreement prohibiting Licensee from transferring the License.

Licensee acknowledges that Licensor is engaged, or may in the future engage, in the Business in territories other than the Territory, and agrees that Licensor has the right use and exploit the Intellectual Property in connection therewith outside the Territory.

1.2 CONSIDERATION. Licensee shall grant to Licensor (or its designated Affiliate) an initial ten percent (10%) equity interest in Licensee, with the right to acquire up to an additional thirty -percent (30%), in accordance with the provisions of the Stockholders Agreement (for an aggregate of 40%). In addition, as a condition precedent to this License becoming effective, Licensee shall have purchased and fully paid for 5,000,000 shares of Licensor common stock pursuant that certain Stock Purchase Agreement between Licensor and Licensee dated 11 June, 2002.

1.3 REPRESENTATIONS AND WARRANTIES. Licensor represents and warrants that (i) it owns or has full right and authority to use, exploit and license to Licensee all the Intellectual Property; (ii) the Intellectual Property is free and clear of any outstanding injunction, judgment, order or decree; (iii) this License Agreement and the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Licensor; (iv) the Intellectual Property licensed to Licensee hereunder comprises all of Licensor's intellectual property necessary for Licensee to operate the Business; (v) no action, suit, claim or demand is pending or, to the knowledge of Licensor, is threatened which challenges the ownership, validity, enforceability, license or use of any item of Intellectual Property; (vi) the use or exploitation of the Intellectual Property by Licensee in accordance with this Agreement will not interfere with, infringe upon, misappropriate or otherwise come into conflict with any intellectual property or other proprietary right of any third party; and (vii) to the extent that any interest in the Intellectual Property has been pledged or encumbered by Licensor, Licensor has received no notice of default under any such pledge or security agreement and has committed no act that, with the passage of time or the giving of notice, would constitute an event of default thereunder.

2. TERM. Subject to the provisions of this Agreement, the term of the License granted hereby to Licensee (the "Term") for the use of (a) the Marks shall be for twenty (20) years and (b) all other Intellectual Property licensed hereunder shall be for 15 years.

3. THE MARKS AND COPYRIGHTED WORKS.

3.1 OWNERSHIP AND GOODWILL. Licensee acknowledges that the Marks, Know-how and Copyrighted Works are the sole and exclusive property of Licensor and its Affiliates. Licensee acknowledges that its License to use the Marks, Know-how and Copyrighted Works are derived solely from this Agreement and are limited to the operation of the Business by Licensee pursuant to and in compliance with this Agreement and the applicable standards, specifications, and operating procedures prescribed by Licensor from time to time during the Term that are designed to reasonably ensure that the quality of the products and services provided by Licensee are commercially comparable to those provided by Licensor or its Affiliates under the Terremark System. Any unauthorized use of the Marks, Know-how and Copyrighted Works or any attempt by Licensee to appropriate or claim ownership of any other name, mark, symbol or designation used by Licensor or its Affiliates anywhere in the world, shall constitute a breach of this


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Agreement and an infringement of the rights of Licensor and its Affiliates.
Licensee acknowledges and agrees that all usage of the Marks, Know-how, Intellectual Property and Copyrighted Works by Licensee and any goodwill established thereby shall inure to the benefit of Licensor and that this Agreement does not confer any goodwill or other interest in the Marks, Know-how or Copyrighted Works upon Licensee, other than as expressly set forth in this Agreement. All provisions of this Agreement applicable to the Marks, Know-how and Copyrighted Works shall apply to any other trademarks, service marks, commercial symbols and copyrighted materials hereafter authorized for use by or licensed to Licensee by the Licensor whether or not registered or subject to legal protection in the Territory. In the event Licensee acquires rights in any Marks, Know-how Copyrighted Works or other trademarks, service marks, commercial symbols and copyrighted materials from Licensor and in connection with the operation of the Business the Territory, Licensee undertakes that it will execute all documents in form and substance reasonably acceptable to Licensee and reasonably necessary or desirable to vest ownership of such rights in the Licensor or its Affiliates.

3.2 LIMITATIONS ON USE OF MARKS AND COPYRIGHTED WORKS. Except for the Mark "NAP de Las Americas," Licensee shall not use any Mark as part of any corporate or trade name or with any prefix, suffix, or other modifying words, terms, designs, or symbols, or in any modified form, nor may Licensee use any Mark or Copyrighted Work in connection with anything other than the Business or in any other manner not expressly authorized herein or in any other writing by Licensor. Licensee agrees to display the Marks in the manner reasonably prescribed by Licensor and in connection with only those advertising and marketing materials approved by Licensor, which approval shall not be unreasonably withheld. Licensee agrees to give such notices of trademark and service mark registrations and appropriate copyright notices as Licensor reasonably specifies. If Licensor authorizes Licensee to prepare any adaptation, translation or derivative work of the Copyrighted Works, Licensee hereby agrees that such adaptation, translation or derivative work shall be the property of Licensor and be deemed included in the Intellectual Property Licensed to Licensee under this Agreement, and Licensee hereby assigns all its right, title and interest therein to Licensor. Licensee agrees to execute any documents in form and substance reasonably acceptable to Licensee, in recordable form, which Licensor determines are reasonably necessary to reflect ownership by Licensor of such work. Licensee shall submit all such adaptations, translations or derivative works to Licensor for approval prior to use, which approval shall not be unreasonably withheld.

3.3 NOTIFICATION OF INFRINGEMENTS AND CLAIMS. Licensee shall notify Licensor promptly after it acquires knowledge of any apparent infringement of or challenge to Licensee's use of any Mark, Know-how, Copyrighted Work, Licensor's Confidential Information or other intellectual property rights licensed under this Agreement, or claim by any person of any rights in any Mark, Know-how, Copyrighted Work, Licensor's Confidential Information or other intellectual property rights licensed under this Agreement, and Licensee shall not communicate with any person other than Licensee's counsel, Licensor and its counsel in connection with any such infringement, challenge or claim. Licensor shall have sole discretion to take such action as it deems appropriate in connection with the foregoing, and the right to control exclusively any settlement, litigation or other proceeding arising out of any such alleged infringement, challenge or claim or otherwise relating to any Mark, Know-how, Copyrighted Work, Licensor's Confidential Information or other intellectual property rights licensed under this Agreement, and to retain all proceeds of any litigation or settlement. Licensee agrees to execute any and all instruments and documents, render such assistance, and do such acts and things as may, in the opinion of Licensor's counsel, be reasonably necessary or advisable to protect and maintain the interests of Licensor and its Affiliates in any litigation or other proceeding or to otherwise protect and maintain the interests of Licensor and its Affiliates in the Marks, Know-how, Copyrighted Works, Licensor's Confidential Information and other intellectual property rights licensed under this Agreement.

3.4 RECORDAL OF LICENSES AND REGISTERED USER AGREEMENTS. Licensee shall, at the request and expense of Licensor, do all acts and execute all documents reasonably necessary or desirable in Licensor's opinion for establishing Licensee as a user of the Marks hereunder and where required for the registration of Licensee's permitted use with governmental agencies.

4. INDEMNIFICATION.

4.1 INDEMNIFICATION BY LICENSEE. Licensee covenants and agrees to defend, indemnify and save and hold harmless Licensor, together with its officers, directors, partners, shareholders, employees, trustees, affiliates, beneficial owners, attorneys and representatives, from and against any and all losses, costs, expenses, liabilities, claims or legal damages (including, without limitation, reasonable fees and disbursements of counsel and accountants and other reasonable costs and expenses incident to any actual or threatened claim,


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suit, action or proceeding, whether incurred in connection with a claim against
Licensee or a third party claim) arising out of or resulting from: (i) any material inaccuracy in or breach of any representation, warranty, covenant or agreement made by Licensee in this Agreement; (ii) the failure of Licensee to perform or observe fully any material covenant, agreement or provision to be performed or observed by it pursuant to this Agreement..

4.2. INDEMNIFICATION BY LICENSOR. Licensor covenants and agrees to defend, indemnify and save and hold harmless Licensee, together with its officers, managers, partners, members, employees, trustees, affiliates, beneficial owners, attorneys and representatives, from and against any and all losses, costs, expenses, liabilities, claims or legal damages (including, without limitation, reasonable fees and disbursements of counsel and accountants and other reasonable costs and expenses incident to any actual or threatened claim, suit, action or proceeding, whether incurred in connection with a claim against Licensor or a third party claim) arising out of or resulting from: (i) any material inaccuracy in or breach of any representation, warranty, covenant or agreement made by Licensor in this Agreement; and (ii) the failure of Licensor to perform or observe fully any material covenant, agreement or provision to be performed or observed by it pursuant to this Agreement; (iii) Licensee's compliance with the terms and provisions of Section 3.3, above; and (iv) in connection with any infringement or claims of infringement of the Intellectual Property on the intellectual proprietary rights of third parties

4.3. PROCEDURE. Each party entitled to be indemnified pursuant to Sections 4.1 and 4.2 (each, an "Indemnified Party") shall notify the other party in writing of any action against such Indemnified Party in respect of which the other party is or may be obligated to provide indemnification on account of Section 4.1 or 4.2, promptly after the receipt of notice or knowledge of the commencement thereof. The omission of any Indemnified Party so to notify the other party of any such action shall not relieve such other party from any liability which it may have to such Indemnified Party, except to the extent the other party shall have been materially prejudiced by the omission of such Indemnified Party so to notify it pursuant to this Section 4.3. In case any such action shall be brought against any Indemnified Party and it shall notify the other party of the commencement thereof, the other party shall be entitled to participate therein and to assume and pay for the defense thereof, with counsel reasonably satisfactory to such Indemnified Party, and after notice from it to such Indemnified Party of its election so to assume and pay for the defense thereof, the other party will not be liable to such Indemnified Party under Section 4.1 or 4.2 for any legal or other expense subsequently incurred by such Indemnified Party with other counsel in connection with the defense thereof nor for any settlement thereof entered into without the consent of the other party; PROVIDED, HOWEVER, that (i) if the other party shall elect not to assume the defense of such claim or action or (ii) if the Indemnified Party reasonably determines (x) that there may be a conflict between the positions of the other party and of the Indemnified Party in defending such claim or action or (y) that there may be legal defenses available to such Indemnified Party different from or in addition to those available to the other party, then separate counsel for the Indemnified Party shall be entitled to participate in and conduct the defense, in the case of (i) and (ii)(x), or such different defenses, in the case of (ii)(y), and the other party shall be liable for any reasonable legal or other expenses incurred by the Indemnified Party in connection with the defense.

4.4. INDEMNIFICATION NON-EXCLUSIVE. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable or common-law remedy any party may have for breach of representation, warranty, covenant or agreement.

5. CONFIDENTIAL INFORMATION. Either Party and its Affiliates (the "Receiving Party") possess and may further develop and acquire certain confidential and proprietary information and trade secrets including but not limited to the categories of information, methods, techniques, procedures, and knowledge developed or to be developed by the other Party or its Affiliates (the "Disclosing Party") (the "Confidential Information"). Licensor shall disclose to Licensee such Confidential Information as may be required for the development and operation of the Business in the Territory. Such disclosures may be made during training and in guidance and assistance furnished to Licensee under this Agreement. The Receiving Party may also learn or otherwise obtain from the Disclosing Party additional or other Confidential Information during the term hereof. The Receiving Party acknowledges and agrees that neither the Receiving Party nor any other person or entity will acquire any interest in or right to



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use the Disclosing Party's Confidential Information, other than as may be set forth herein, and that the use or duplication of the Confidential Information for any other purpose would constitute an unfair method of competition with the Disclosing Party. The Receiving Party agrees to disclose the Confidential Information to its employees, consultants, agents or other advisors or Stockholders who are bound by nondisclosure obligations not to disclose the Confidential Information and only to the extent reasonably necessary for the development and operation of the Business in the Territory. The Receiving Party shall take all other steps reasonably required and/or appropriate to ensure compliance with the obligations set forth herein.

5.1. NONDISCLOSURE OBLIGATION. The Receiving Party acknowledges and agrees that the Confidential Information is confidential to and a valuable asset of the Disclosing Party, is proprietary, includes trade secrets of the Disclosing Party and is disclosed to the Receiving Party solely on the condition that the Receiving Party its Stockholders, employees, consultants, agents or other advisors who have access to Confidential Information agree, and the Receiving Party does hereby agree that the Receiving Party:

         (i) will not use the Confidential Information in any business or capacity other than for the purpose of the development and operation of the Business;

         (ii) will maintain at all times the absolute confidentiality of the Confidential Information and not disclose it to any third parties;

         (iii) will not at any time make unauthorized copies of any portion of the Confidential Information disclosed in written or other tangible form; and

         (iv) will adopt and implement all reasonable procedures prescribed from time to time by the Disclosing Party to prevent unauthorized use or disclosure of the Confidential Information.

Nothing contained herein shall be construed to prohibit Licensee from using Licensor's Confidential Information in connection with the development and operation of the Business.

5.2. EXCEPTIONS TO NONDISCLOSURE OBLIGATION. Notwithstanding anything to the contrary contained in this Agreement, the restrictions on disclosure and use of the Confidential Information shall not apply to the following:

         (i) Confidential Information if and only to the extent that it is or has become generally known or easily accessible, other than through disclosure (whether deliberate or inadvertent) by the Receiving Party, its employees, consultants, agents, advisors or Stockholders or by third parties in violation of confidentiality obligations to the Disclosing Party, or become available to the Receiving Party on a non-confidential basis from a source that s entitled to so disclose it; and

         (ii) the disclosure of the Confidential Information in judicial or administrative proceedings to the extent that the Receiving Party is legally compelled to disclose such information, provided Receiving Party has notified the Disclosing Party prior to disclosure and shall have used its best efforts to obtain, and shall have afforded the Disclosing Party the opportunity to obtain, an appropriate protective order or other assurance satisfactory to the Disclosing Party of confidential treatment for the information required to be so disclosed.

5.3. DERIVATIVE WORKS. Licensee agrees to disclose to Licensor all ideas, concepts, methods, techniques and products relating to the development and operation of carrier-neutral Tier-1 NAPs conceived or developed by Licensee during the term of this Agreement. Licensee hereby grants to Licensor a perpetual, non-exclusive and worldwide right to use such works and license same for use in all carrier-neutral Tier-1 NAPs operated by Licensor or its Affiliates. Licensor and its Affiliates shall have no obligation to make any payment to Licensee or its employees, Stockholders or Affiliates with respect to any such idea, concept, method, technique or product.

5.4. The Parties agree to keep the terms and conditions of this Agreement confidential and not to disclose the contents of this Agreement to any third party (other than to each Party's attorneys and accountants for purposes of their rendering their professional services to Licensee) except as may otherwise be required by law.

5.5. All rights and obligations under this Section 5 shall remain in full force and effect notwithstanding any termination of this Agreement.



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6. TERMINATION OF AGREEMENT.

6.1 Termination. If a Party materially breaches this Agreement, the non-breaching party may terminate this Agreement effective 30 days after delivery of written notice of termination if the non-breaching Party gives written notice of such breach to the breaching Party and the breaching Party does not correct such breach within 30 days after delivery of such notice of material breach; or if such breach cannot reasonably be cured within 30 days after delivery of such notice, undertake within 10 days after delivery of such notice, and continue until completion, efforts to cure such breach.

6.2 Licensor may terminate this license immediately if Licensee or any of its Stockholders challenges or seeks to claim rights in or to challenge the validity of (a) the Marks or Licensor's rights in any other names, marks or commercial symbols used by Licensor or its Affiliates anywhere in the world or Licensed hereunder by Licensee in connection with the operation or promotion of the Business, whether registered or unregistered, (b) the Licensor Confidential Information, (c) the Know-how, (d) the Copyrighted Works or (e) any other intellectual property rights licensed under this Agreement.

6.3 In the event (i) of any termination by Licensee pursuant to this section;
(ii) that Licensor makes an assignment of the Intellectual Property for the benefit of creditors; (iii) that any petition shall be filed by or against Licensor under any section or chapter of the United States Bankruptcy Code, as amended, or under any similar law or statute of the United States or any state thereof, which petition is not dismissed within sixty (60) days after the filing thereof, or Licensor shall be adjudged bankrupt or insolvent in proceedings filed thereunder; or (iv) a receiver or trustee shall be appointed for all or substantially all of the assets of Licensor; then, Licensee shall, effective as of the date of such termination automatically and without further action, have a perpetual license to use the Intellectual Property without further charge or fee, but otherwise subject to and in accordance with the provisions and limitations of this Agreement.

7. RIGHTS AND OBLIGATIONS UPON TERMINATION OR EXPIRATION OF THIS AGREEMENT.

7.1 Upon termination or expiration of the Term, Licensee shall return the Intellectual Property to Licensor. All obligations of Licensor and Licensee under this Agreement that expressly or by their nature survive or are intended to survive the expiration or termination of this Agreement or the Agreement Term shall continue in full force and effect subsequent to and notwithstanding its expiration or termination and until they are satisfied in full or by their nature expire.

7.2 Licensee shall not at any time after expiration of the Term or termination of this Agreement adopt, use or claim ownership rights adverse to those of Licensor or its Affiliates in or to any Licensor name, trade name, trademark, service mark, logo, Know-how component, get up, commercial symbol, design or device (including, without limitation, the Marks, the Know-how and the Copyrighted Works) used by Licensor or its Affiliates anywhere in the world or used by Licensee in connection with the operation or promotion of the Business. This undertaking and agreement shall survive the termination or expiration of this Agreement and shall be binding on Licensee, its officers, owners, directors, agents, employees, heirs, successors and assigns.

7.3 Nothing in this Agreement shall prohibit Licensee from challenging the validity of the intellectual property rights licensed under this Agreement. Licensee acknowledges and agrees that if it were to so challenge the validity of such rights, the provisions of Section 6.2 of this Agreement shall apply. With respect to the provisions of this Agreement regarding restrictions upon Licensee of the use of any name, trade name, trade mark, service mark, logo, Know-how component, get up, commercial symbol, design or device of Licensor subsequent to the expiration or termination of this Agreement, nothing in this Agreement shall be interpreted as granting additional rights to Licensor that it would not otherwise have under applicable law.

8. MISCELLANEOUS.

8.1 PUBLICITY. Neither of the Parties shall issue, publish or disseminate, or cause to be issued, published or disseminated, any press release or public



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communication relating to this Agreement or any of the transactions contemplated herein using the name or any trade mark, logo, trade name, Know-how or other intellectual property or otherwise referring to Licensor or Licensee, without the prior written consent of such other party.

8.2 LIABILITY: In no event shall either party be liable, one to the other, for any indirect, special or consequential damages arising out of or in connection with this Agreement.

8.3 EXCUSABLE DELAYS: In no event shall either party be liable to the other for any delay or failure to perform due to causes beyond the control and without the fault or negligence of the party claiming excusable delay.

8.4 GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida applicable to contracts made and to be performed entirely within such State. Each of the Parties hereby submits to the nonexclusive jurisdiction of the courts in Miami-Dade County for purposes of all legal proceedings arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the Parties irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. In the event of any litigation regarding the rights and obligations under this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and court costs in addition to any other relief that may be granted. The "prevailing party" means the party who receives substantially the relief desired, whether by settlement, dismissal, summary judgment, judgment or otherwise after the expiration of the time to appeal any such judgment.

8.5 WAIVER OF JURY TRIAL. Each of the Parties hereby waives its rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement or the subject matter hereof. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. This Section has been fully discussed by each of the Parties and these provisions shall not be subject to any exceptions. Each of the Parties hereby further warrants and represents that such party has reviewed this waiver with its legal counsel, and that such party knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. This waiver is irrevocable, meaning that it may not be modified either orally or in writing, and this waiver shall apply to any subsequent amendments, supplements or modifications to (or assignments of) this Agreement. In the event of litigation, this Agreement may be filed as a written consent to a trial (without a jury) by the court.

8.6 COUNTERPARTS/CAPTIONS AND HEADINGS. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall be deemed to constitute one and the same instrument. The captions and headings used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

8.7 NOTICES. Unless otherwise provided, any notice or other communication required or permitted to be given or effected under this Agreement shall be in writing and shall be deemed effective upon personal or facsimile delivery to the party to be notified or two business days after deposit with an internationally recognized courier service, delivery fees prepaid, and addressed to the party to be notified at the following respective addresses, or at such other addresses as may be designated by written notice; PROVIDED, HOWEVER, that any notice of change of address shall be deemed effective only upon receipt:

If to Licensor:     Terremark Worldwide, Inc.
                    2601 South Bayshore Drive
                    Miami, FL 33133
                    Attn:  Chief Operating Officer
                    Fax: 305-860-8190



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                    With a copy to

                    Terremark Worldwide, Inc.
                    2601 South Bayshore Drive
                    Miami, FL 33133
                    Attn:  General Counsel
                    Fax: 305-250-4290

If to Licensee:     NAP de Las Americas - Madrid, S.A.
                    Camara Oficial de Comercio e Industria de Madrid, Plaza de la Independencia, n(0)1 Madrid, Spain
                    Attn: President
                    Fax:


8.8 SEVERABILITY/ENTIRE AGREEMENT/COSTS. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provisions shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms. This Agreement (and the Exhibits hereto) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and discussions between them. Except as otherwise provided for herein, each of the Parties shall pay all expenses incurred by it or on its behalf in connection with this Agreement or any of the transactions contemplated hereby.

8.9 SURVIVAL OF REPRESENTATION, WARRANTIES AND COVENANTS. Notwithstanding anything herein to the contrary, the representation, warranties and covenants contained herein shall survive termination or expiration of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                     Terremark Worldwide, Inc.


                                     By: /s/ Manuel D. Medina
                                         ------------------------------------
                                           Name: Manuel D. Medina
                                           Title: President and CEO



                                     NAP de Las Americas - Madrid, S.A.


                                     By:
                                         ------------------------------------
                                           Name:
                                           Title:







TERREMARK SYSTEM LICENSE - SPAIN
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